Exhibit 8.1

TANTECH HOLDINGS LTD

List of Subsidiaries and Consolidated Affiliated Entities

Company Name (English)	Company Name (Chinese)	Country of Incorporation/Formation	Ownership
USCNHK Group Limited	N/A	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

EAG International Vantage Capitals Limited	欧亚通国际资本有限公司	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

Tantech Holdings (Lishui) Co., Ltd.	碳博士控股（丽水）有限公司	People’s Republic of China	Wholly owned subsidiary of USCNHK Group Limited

Euroasia New Energy Automotive (Jiangsu) Co., Ltd.	欧亚通新能源（江苏）汽车有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shanghai Jiamu Investment Management Co., Ltd.	上海佳木投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Lishui Xincai Industrial Co., Ltd.	丽水鑫财实业 有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Tantech Bamboo Charcoal Co., Ltd	浙江富来森竹炭有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Lishui Jikang Energy Technology Co., Ltd.	丽水吉康能源科技有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Hangzhou Tanbo Technology Co., Ltd.	杭州炭博科技有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Zhejiang Tantech Bamboo Technology Co., Ltd	浙江富来森中竹科技有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Jikang Energy Technology Co., Ltd.

Hangzhou Wangbo Investment Management Co., Ltd.	杭州王博投资管理有限公司	People’s Republic of China	Consolidated affiliated variable interest entity controlled solely by Shanghai Jiamu Investment Management Co., Ltd.

Hangzhou Jiyi Investment Management Co., Ltd.	杭州吉益投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Shangchi Automobile Co., Ltd.	上驰汽车有限公司	People’s Republic of China	51%-owned subsidiary of Hangzhou Wangbo Investment Management Co., Ltd., with the remaining equity interest of 19% and 30% owned, respectively, by Hangzhou Jiyi Investment Management Co., Ltd. and an unrelated third party.

Shenzhen Yimao New Energy Sales Co., Ltd.	深圳益茂新能源销售有限公司	People’s Republic of China	Wholly owned subsidiary of Shangchi Automobile Co., Ltd.

Lishui Smart New Energy Automobile Co., Ltd.	丽水智动新能源车辆有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Shangchi New Energy Automobile Co., Ltd.	浙江上驰新能源车辆有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.